INVESTMENT MANAGERS SERIES TRUST

AMENDED AND RESTATED
SHAREHOLDER SERVICE PLAN

WHEREAS: Investment Managers Series Trust (the “Trust”) is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “Act”).

The Trust desires to adopt a Plan to provide for shareholder servicing for the benefit of each series of the Trust set forth on Schedule A (each a “Fund”), or each class of each Fund set forth on Schedule A (each a “Class”), as applicable, and the beneficial owners (the “Clients”) of the shares of such Fund or Class (the “Shares”).  Schedule A may be amended from time to time to add or remove a Fund, subject to the requirements of paragraph 5 below.

The investment advisor of each Fund (each an “Advisor”) may serve as the Fund’s shareholder servicing agent.

NOW, THEREFORE, in consideration of the foregoing, the Trust hereby adopts this Plan on behalf of each Fund or Class, as applicable, for the Shares on the following terms and conditions:

1. The Fund or Class, as applicable, may pay the Fund’s Advisor, as set forth in paragraph 3, for providing or for arranging for the provision by securities broker-dealers and other securities professionals (“Service Organizations”) of non-distribution personal shareholder services (“Shareholder Services”) to Clients, including but not limited to shareholder servicing provided by the Advisor, provided that such shareholder servicing is not duplicative of the servicing otherwise provided by any person with respect to the Shares.  Alternatively, the Fund may pay Service Organizations directly for the provision of Shareholder Services.

2. Such services may include, but are not limited to, (a) establishing and maintaining accounts and records relating to Clients who invest in the Fund or Class, as applicable; (b) aggregating and processing orders involving Shares; (c) processing dividend and other distribution payments from the Fund on behalf of Clients; (d) providing information to Clients as to their ownership of Shares or about other aspects of the operations of the Fund; (e) preparing tax reports or forms on behalf of Clients; (f) forwarding communications from the Fund to Clients; (g) assisting Clients in changing the Fund records as to their addresses, dividend options, account registrations or other data; (h) providing sub-accounting with respect to Shares or the information to the Fund necessary for sub-accounting; (i) responding to Client inquiries relating to the services performed; (j) providing Clients with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; and (k) providing such other similar services as the Advisor may reasonably request to the extent it or a Service Organization is permitted to do so under applicable statutes, rules or regulations.

3. The Fund or Class, as applicable, shall pay the Advisor or a Service Organization, as applicable, for its services up to the maximum annual rate of the average daily net asset value of the Fund or Class as set forth on Schedule A.  The Fund or Class, as applicable, may make such payments monthly, and payments to the Advisor or Service Organization may exceed the amount expended by the Advisor or Service Organization during the month or the year to date.  The payments shall be calculated monthly.  In the event that payments to the Advisor during a fiscal year exceed the amounts expended by the Advisor (or accrued, in the case of payments to Service Organizations) during a fiscal year, the Advisor will promptly refund to the Fund or Class any such excess.  Payments by the Fund or Class under this Shareholder Service Plan may be discontinued, or the rate amended, at any time by the Board of Trustees of the Trust, in its sole discretion. The Advisor may make final and binding decisions as to all matters relating to payments to Service Organizations, including but not limited to (i) the identity of Service Organizations; and (ii) what Shares, if any, are to be attributed to a particular Service Organization, to a different Service Organization or to no Service Organization.

4.  While this Plan is in effect, the Advisor shall report in writing at least quarterly to the Trust’s Board of Trustees, and the Board shall review, the amounts expended under this Plan and the purposes for which such expenditures were made.

5.  This Plan will be effective with respect to a Fund or Class, as applicable, upon the approval of the Plan with respect to such Fund or Class by a vote of the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan (the “Independent Trustees”).  This Plan shall, unless terminated as hereinafter provided, continue in effect with respect to each Fund and Class for one year from the date of Board approval, and from year to year thereafter only so long as such continuance is specifically approved at least annually by the Trust’s Board of Trustees including the Independent Trustees.  This Plan may be terminated or amended with respect to a Fund or Class at any time by a vote of a majority of the Independent Trustees.

Adopted on: September 18, 2013

Schedule A

Fund/Class	Annual Rate	Approval Date
361 Global Managed Futures Strategy Fund – Class A	0.15%	December 5, 2013
361 Global Managed Futures Strategy Fund – Class I	0.15%	December 5, 2013
361 Global Macro Opportunity Fund – Class A	0.15%	September 18, 2013
361 Global Macro Opportunity Fund – Class I	0.15%	September 18, 2013
361 Global Long/Short Equity Fund – Investor Class	0.15%	September 24, 2014
361 Global Long/Short Equity Fund – Advisor Class	0.15%	September 24, 2014
361 Market Neutral Fund - Class A	0.15%	September 18, 2013
361 Market Neutral Fund - Class I	0.15%	September 18, 2013
361 Managed Futures Strategy Fund - Class A	0.15%	September 18, 2013
361 Managed Futures Strategy Fund - Class I	0.15%	September 18, 2013
AAM/Bahl & Gaynor Income Growth Fund – Class A	0.15%	March 5, 2014
AAM/Bahl & Gaynor Income Growth Fund – Class C	0.15%	March 5, 2014
AAM/Bahl & Gaynor Income Growth Fund – Class I	0.15%	March 5, 2014
AAM/Cutwater Select Income Fund – Class A	0.10%	March 5, 2014
AAM/Cutwater Select Income Fund – Class C	0.10%	March 5, 2014
AAM/Cutwater Select Income Fund – Class I	0.10%	March 5, 2014
AAM/HIMCO Short Duration Fund – Class A	0.10%	March 5, 2014
AAM/HIMCO Short Duration Fund – Class C	0.10%	March 5, 2014
AAM/HIMCO Short Duration Fund – Class I	0.10%	March 5, 2014
Aristotle International Equity Fund	0.15%	March 5, 2014
Advisory Research International Small Cap Value Fund – Investor Class	0.15%	December 5, 2013
Capital Innovations Global Agri, Timber, Infrastructure Fund - Class A	0.15%	December 5, 2013
Capital Innovations Global Agri, Timber, Infrastructure Fund - Class C	0.15%	December 5, 2013
Capital Innovations Global Agri, Timber, Infrastructure Fund - Class I	0.15%	December 5, 2013
Center Coast MLP Focus Fund - Class A	0.15%	December 5, 2013
Center Coast MLP Focus Fund - Class C	0.15%	December 5, 2013
Center Coast MLP Focus Fund - Class I	0.15%	December 5, 2013
Chartwell Small Cap Value Fund - Class A	0.10%	September 18, 2013
Chartwell Short Duration High Yield Fund – Class A	0.10%	March 5, 2014
Chilton Realty Income & Growth Fund - Class A	0.10%	December 5, 2013
Chilton Realty Income & Growth Fund – Class C	0.10%	December 5, 2013
Chilton Realty Income & Growth Fund – Class I	0.10%	December 5, 2013
EP Asia Small Companies Fund – Class A	0.15%	September 18, 2013
EP Asia Small Companies Fund – Class I	0.15%	September 18, 2013
EP China Fund – Class A	0.15%	September 18, 2013
EP Latin America Fund – Class A	0.15%	September 18, 2013
EP Latin America Fund – Class I	0.15%	September 18, 2013
EP Strategic US Equity Fund – Class A	0.15%	September 18, 2013
EuroPac Gold Fund – Class A	0.15%	September 18, 2013
EuroPac Hard Asset Fund – Class A	0.15%	September 18, 2013
EuroPac Hard Asset Fund – Class I	0.15%	September 18, 2013
EuroPac International Bond Fund – Class A	0.15%	September 18, 2013
EuroPac International Bond Fund – Class I	0.15%	September 18, 2013
EuroPac International Value Fund – Class A	0.15%	September 18, 2013
EuroPac International Value Fund – Class I	0.15%	September 18, 2013
EuroPac International Dividend Income Fund – Class A	0.15%	December 5, 2013
EuroPac International Dividend Income Fund – Class I	0.15%	December 5, 2013
Fountain Short Duration High Income Fund – Class A	0.25%	October 7 , 2013
Fountain Short Duration High Income Fund – Class I	0.25%	October 7 , 2013

GaveKal Knowledge Leaders Fund – Advisor Class	0.15%	September 18, 2013
GaveKal Knowledge Leaders Fund – Institutional Class	0.15%	September 18, 2013
Gratry International Growth Fund - Institutional Class	0.10%	September 18, 2013
Horizon Spin-off and Corporate Restructuring Fund - Class A	0.15%	December 5, 2013
Horizon Spin-off and Corporate Restructuring Fund - Class C	0.15%	December 5, 2013
Horizon Spin-off and Corporate Restructuring Fund - Institutional Class	0.15%	December 5, 2013
LS Theta Fund	0.15%	March 5, 2014
Oak Ridge Dividend Growth Fund - Class A	0.15%	September 18, 2013
Oak Ridge Dividend Growth Fund - Class I	0.15%	September 18, 2013
Oak Ridge Growth Opportunity Fund - Class A	0.15%	September 18, 2013
Oak Ridge Growth Opportunity Fund - Class I	0.15%	September 18, 2013
Palmer Square Absolute Return Fund - Class A	0.25%	September 18, 2013
Palmer Square Absolute Return Fund - Class I	0.25%	September 18, 2013
Palmer Square Income Plus Fund	0.15%	June 19, 2014
Palmer Square Long/Short Credit Fund - Class A	0.25%	September 24, 2014
Palmer Square Long/Short Credit Fund - Class A	0.25%	September 24, 2014
Palmer Square SSI Alternative Income Fund - Class A	0.25%	September 18, 2013
Palmer Square SSI Alternative Income Fund - Class I	0.25%	September 18, 2013
Perimeter Small Cap Value Fund	0.10%	September 18, 2013
Riverbridge Growth Fund - Institutional Class	0.10%	September 18, 2013
Riverbridge Growth Fund - Investor Class	0.10%	September 18, 2013
Riverbridge Eco Leaders Fund - Institutional Class*	0.10%	September 18, 2013
Riverbridge Eco Leaders Fund - Investor Class*	0.10%	September 18, 2013
Robinson Tax Advantaged Income Fund – Class A	0.15%	September 24, 2014
Robinson Tax Advantaged Income Fund – Class C	0.15%	September 24, 2014
Robinson Tax Advantaged Income Fund – Class I	0.15%	September 24, 2014
Segall Bryant & Hamill All Cap Fund	0.10%	September 18, 2013
Segall Bryant & Hamill Small Cap Value Fund	0.10%	September 18, 2013
SilverPepper Commodity Based Global Macro Fund – Advisor Class	0.25%	September 18, 2013
SilverPepper Merger Arbitrage Fund – Advisor Class	0.25%	September 18, 2013
Stone Toro Long/Short Fund - Class A	0.15%	September 18, 2013
Stone Toro Long/Short Fund - Class C	0.15%	September 18, 2013
Stone Toro Market Neutral Fund - Class A	0.15%	September 24, 2013
Stone Toro Market Neutral Fund - Class C	0.15%	September 24, 2013
Toroso Newfound Tactical Allocation Fund – Class A	0.10%	December 5, 2013
Toroso Newfound Tactical Allocation Fund – Class C	0.10%	December 5, 2013
Toroso Newfound Tactical Allocation Fund – Class I	0.10%	December 5, 2013
Towle Deep Value Fund	0.15%	September 18, 2013
WCM Focused Emerging Markets Fund - Institutional Class	0.15%	September 18, 2013
WCM Focused Emerging Markets Fund - Investor Class	0.15%	September 18, 2013
WCM Focused Global Growth Fund - Institutional Class	0.15%	September 18, 2013
WCM Focused Global Growth Fund - Investor Class	0.15%	September 18, 2013
WCM Focused International Growth Fund - Institutional Class	0.15%	September 18, 2013
WCM Focused International Growth Fund - Investor Class	0.15%	September 18, 2013

*Fund/Class has not commenced operations.